                                                                    EXHIBIT 10.1



                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

                             STOCKHOLDERS AGREEMENT

                  Stockholders Agreement, dated as of this 17th day of April, 2000 among Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg"); the entities and individuals whose names and addresses appear from time to time on Schedule I hereto (together with Warburg, the "Investors"); and American Medical Systems Holdings, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

                  WHEREAS, the Investors have, pursuant to the terms of an exchange agreement with the Company of even date herewith (the "Exchange Agreement") purchased shares of Series A Non-Voting Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), shares of Series B Convertible Voting Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), shares of Series C Convertible Non-Voting Preferred Stock, $0.01 par value per share ("Series C Preferred Stock"), shares of Series D Convertible Voting Preferred Stock, $0.01 par value per share ("Series D Preferred Stock") and shares of Series E Convertible Non-Voting Preferred Stock, $0.01 par value per share ("Series E Preferred Stock" and, together with Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the "Preferred Stock"), all of the Company, the shares of Series B Preferred Stock and Series D Preferred Stock being convertible into shares of the Company's common stock, par value $0.01 per share ("Voting Common Stock" and, together with any non-voting common stock, par value $0.01 per share, of the Company, the "Common Stock"); and

                  WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the Preferred Stock and the Common Stock (the "Shares").

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1.  COVENANTS OF THE PARTIES

                  (a) Legends. The certificates evidencing the Shares acquired by the Investors pursuant to the Exchange Agreement will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

                  "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of April 17, 2000, by and among the Company and certain investors identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."


                  (b) Additional Investors. The parties hereto acknowledge that certain employees of the Company may become stockholders of the Company after the date hereof. As a condition to the issuance of shares of capital stock of the Company to them, the Company shall require such employees to execute and deliver an agreement containing restrictions substantially similar to those set forth in Sections 3(a), (b) and (d) hereof.

                  (c) Additional Stockholders. The parties agree that, if the Company decides at any time and from time to time to issue additional Shares to new shareholders, the Board, in its sole discretion, may agree to add such new shareholders as parties to this Agreement, and no further amendment of this Agreement will be necessary. In such event, the new shareholders shall, by executing the appropriate documentation, become parties to this Agreement and considered "Investors" as defined in the Introductory Paragraph hereof with the same rights and obligations as the current parties hereto.

                  2. BOARD OF DIRECTORS.

                  (a) Election of Directors.

                  (i) As of the date hereof, the Board of Directors of the Company (the "Board") will consist of James Thomas, Elizabeth Weatherman, Richard Emmitt and Douglas Kohrs. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company owned by them, required to cause the Board to consist of up to four members or such other number as the Board may from time to time establish, and at all times throughout the term of this Agreement to include (i) as long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least fifteen percent (15%) of the Shares, representatives designated by Warburg (each, a "Warburg Director") in a number equal to one-half of the number of Board seats available, and (ii) Doug Kohrs, who shall be entitled to be a member of the Board until termination of his employment with American Medical Systems, Inc. ("AMS") in accordance with the terms of the Employment Agreement, dated as of [ ] April, 1999, between him and AMS.

                  (ii) From the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the

Securities Act of 1933, as amended (the "Securities Act"), and for as long as any Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty percent (20%) of the Shares, the Company will nominate and use its best efforts to have two individuals designated by such Investor and reasonably acceptable to the Company elected to the Board. From the date on which the Company completes its Initial Public Offering and for as long as any Investor owns beneficially at least ten percent (10%) of the outstanding Shares, the Company will nominate and use its best efforts to have one individual designated by such Investor and reasonably acceptable to the Company elected to the Board.

                  (b) Replacement Directors. In the event that any Warburg Director (a "Withdrawing Director") designated in the manner set forth in
Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b) or (ii) upon the written request of Warburg to remove, with or without cause, the Warburg Director.

                  3. TRANSFER OF STOCK

                  (a) Resale of Securities. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

                  (b) Rights of First Refusal.

                  (i) No Investor shall Transfer any of the Shares owned by it (except to Affiliates of such investor or to members of such Investor's family, heirs, executors or legal representatives or trusts for the benefit of such Investor or such Investor's family, provided in each instance that such transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto) unless the Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the Company and then to the other Investors as contemplated by this Section 3(b), and such offers shall not have been accepted.

                  (ii) Offer by Transferor. Copies of the Transferor's offer shall be given to the Company and the other Investors and shall consist of an offer to sell to the Company or, failing its election to purchase, then to the other Investors, all of the shares then proposed to be transferred by the Transferor (the "Subject Shares") pursuant to a bona fide offer of a third party, to which copies shall be attached a statement of intention to

Transfer to such third party, the name and address of the prospective third party transferee, the number of Subject Shares involved in the proposed Transfer, and terms of such Transfer.

                  (iii) Acceptance of Offer. (A) Within twenty (20) days after the receipt of the offer described in Section 3(b)(ii), the Company may, at its option, elect to purchase all, but not less than all, of the Subject Shares. The Company shall exercise such option by giving notice thereof to the Transferor and to each other Investor within such 20-day period.

                  (B) In the event that the Company does not exercise its option to purchase the Subject Shares within such 20-day period, the other Investors may purchase all, but not less than all, of the Subject Shares by giving notice thereof to the Transferor and to the Company within twenty (20) days after receipt of notice from the Transferor in accordance with Section 3(b) to the effect that the Company did not exercise its option to purchase. The other Investors shall purchase the Subject Shares pro rata among themselves (based on the number of Shares then owned by each other Investor) or as they shall otherwise agree upon among themselves.

                  (C) In either event, the notice required to be given by the purchasing party (the "Purchaser") shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the date of the giving of such notice.

                  (iv) Purchase Price. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

                  (v) Consideration Other Than Cash. If the offer of Subject Shares under this Section 3(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the 20-day period under Section 3(b)(iii)(A), any of such parties may, by three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Subject Shares.

                  (vi) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within thirty
(30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser.

                  (vii) Closing of Purchase. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(b)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

                  (viii) Release from Restriction; Termination of Rights. If the offer to sell is neither accepted by the Company nor by the other Investors, the Transferor may make a bona fide Transfer to the prospective transferee named in the statement attached to the offer in accordance with the agreed upon terms of such Transfer, provided that (A) such Transfer shall be made only in strict accordance with the terms therein stated and (B) the transferee agrees, in writing, to be bound by the provisions of this Agreement. If the Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time hereinabove provided for the election by the other Investors or, in the event the Purchaser revokes an election to purchase the Subject Shares pursuant to Section 3(b)(v), within sixty (60) days of the date of such notice of revocation, such Shares shall again become subject to all the restrictions of this Section 3.

                  (ix) Limitations. The provisions of this Section 3(b) shall not apply to (i) sales by Tag-Along Investors (as defined below) pursuant to
Section 3(c) hereof or (ii) sales by Investors (other than the Majority Holders (as defined below)) pursuant to Section 3(d) hereof.

                  (c) Tag-Along Rights.

                  (i) In the event any Investor intends to Transfer any of its Shares (other than to any of its Affiliates or to the Company or to members of such Investor's family, heirs, executors or legal representatives or trusts for the benefit of such Investor or such Investor's family), such Investor (the "Selling Investor") shall notify the other Investors who hold the same class of stock that the Selling Investor proposes to Transfer (the "Tag-Along Investors"), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each other Tag-Along Investor shall notify the Selling Investor if it elects to participate in such Transfer. Any Tag-Along Investor that fails to notify the Selling Investor within such ten-(10) business-day period be deemed to have waived its rights hereunder. Each Tag-Along Investor that so notifies the Selling Investor shall have the right to sell the same class of stock, at the same price and on the same terms and conditions as the Selling Investor, an amount of Shares of the same class of stock equal to the Shares of the same class of stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares of the same class of stock issued and owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares of the same class of stock issued and owned by the Selling Investor and each Tag-Along Investor exercising its rights under this Section 3(c) (assuming, in the case of sales of Common Stock, full conversion of all shares of convertible Preferred Stock held by the Selling Investor and each Tag-Along Investor exercising its rights under this Section 3(c)). For purposes of this Section 3(c), the Series B Preferred Stock, the Series D Preferred Stock and the Voting Common Stock shall be considered the same class of stock.

                  (ii) Notwithstanding anything contained in this Section 3(c), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Tag-Along Investors would require either a registration under the

Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Investor, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                  (d) Drag Along Right.

                  (i) If at any time and from time to time after the date of this Agreement, the holders of a majority of the Shares (the "Majority Holders") wish to Transfer in a bona fide arms' length sale all of their Shares to any Person or Persons who are not Affiliates of the Majority Holders (for purposes of this Section 3(d), the "Proposed Transferee"), the Majority Holders shall have the right (for purposes of Section 3(d), the "Drag-Along Right") to require each Investor to sell to the Proposed Transferee all of his Shares (including any warrants or options to acquire Shares) for the same per share consideration as proposed to be received by the Majority Holders (less, in the case of options or warrants, the exercise price for such options or warrants) then held by such Investor. Each Investor agrees to take all steps necessary to enable him or it to comply with the provisions of this Section 3(d) to facilitate the Majority Holder's exercise of a Drag-Along Right.

                  (ii) To exercise a Drag-Along Right, the Majority Holders shall give each Investor a written notice (for purposes of this Section 3(d), a "Drag-Along Notice") containing (1) the name and address of the Proposed Transferee and (2) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Investor shall thereafter be obligated to sell its Shares (including any warrants or options held by such Investor), provided that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Investor shall no longer be obligated to sell such Investor's Shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 3(d).

                  (iii) Notwithstanding anything contained in this Section 3(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Majority Holders, the Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                  (e) Subscription Right.

                  (i) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of Shares pursuant to the Company's Certificate of Incorporation, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (iii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (iv) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program or (v) to vendors, customers and consultants to the Company), then, as to each Investor who then holds in excess of one percent (1%) of the then outstanding Shares (for purposes of this Section 3(e), AMS Investors, AMS Investors II, Second Century Growth Deferred Compensation Plan and Standby Fund 1998 (each, a "Piper Fund" and, collectively, the "Piper Funds") shall be considered one Investor and their holdings shall be aggregated in determining whether the rights provided in this
Section 3(e) are available to the Piper Funds), the Company shall:

                  (1) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

                  (2) offer to issue to each such Investor (or, in the case of the Piper Funds, to such Piper Fund designated in writing by the Piper Funds) a portion of the Proposed Securities equal to a percentage determined by dividing
(x) the number of shares of Common Stock held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities then held by such Investor, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

                  (ii) Each such Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be reoffered to the Investors (or, in the case of the Piper Funds, to such Piper

Fund designated in writing by the Piper Funds) purchasing their full allotment upon the terms set forth in this Section 3(e), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

                  (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Investors pursuant to this Section 3(e)

                  (iv) The election by an Investor not to exercise its subscription rights under this Section 3(e) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investors the rights described in this Section 3(e) shall be void and of no force and effect.

                  (f) Injunctive Relief. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations set forth in this Section 3. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

                  TERMINATION. The Agreement shall terminate upon the closing of a Qualified Public Offering (as defined in the Certificate of Incorporation), except for the provisions of Section 2(a)(ii) which shall remain in full force and effect following the closing of the Initial Public Offering or if each Investor and the holders of a majority of the Shares shall have agreed in writing to terminate this Agreement.

                  4. INTERPRETATION OF THIS AGREEMENT

                  (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

                  Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

                  Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

                  Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  Security, Securities: shall have the meaning set forth in
Section 2(1) of the Securities Act.

                  Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

                  (b) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  (c) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  (e) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  5. MISCELLANEOUS

                  (a) Notices.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                      (A) if to any of the Investors (other than Warburg), at the address or facsimile number of such Investor shown on Schedule I, or at such other address as such Investor may have furnished the Company in writing;

                      (B) if to Warburg, at 466 Lexington Avenue, New York, New York 10017 (facsimile: (212) 878-9351), marked for attention of James Thomas or Elizabeth Weatherman, or at such other address as Warburg may have furnished the Company in writing; and

                      (C) if to the Company, at 10700 Bren Road West, Minnetonka , Minnesota 55343 (facsimile: (612) 930-6461), marked for attention of Chief Financial Officer, or at such other address as it may have furnished in writing to each of the Investors.

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (d) Entire Agreement; Amendment and Waiver. This Agreement and the Purchase Agreements constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the holders of a majority of the Shares.

                  (e) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.


                                     By:   /s/ Douglas W. Kohrs
                                           --------------------------
                                     Name:  Douglas W. Kohrs
                                     Title:  President


                                     WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                     By:   Warburg, Pincus & Co.,
                                           General Partner

                                     By:   /s/ Elizabeth Weatherman
                                           --------------------------
                                           Name: Elizabeth Weatherman
                                           Title:


                                     STANDBY FUND 1998


                                     By:   /s/ Buzz Benson
                                           --------------------------
                                           Name: Buzz Benson
                                           Title:  Managing Director



                                     AMS INVESTORS


                                     By:   /s/ Buzz Benson
                                           --------------------------
                                           Name: Buzz Benson
                                           Title:  Managing Director

                                     AMS INVESTORS II


                                     By:   /s/ Buzz Benson
                                           --------------------------
                                           Name: Buzz Benson
                                           Title:  Managing Director

                                     SECOND CENTURY GROWTH DEFERRED
                                     COMPENSATION PLAN
                                     By:   PIPER JAFFRAY INC.


                                     By:   /s/ Buzz Benson
                                           --------------------------
                                           Name: Buzz Benson
                                           Title:  Managing Director

                                    VERTICAL FUND ASSOCIATES, L.P.
                                    By:    Vertical Group, L.P.,
                                           General Partner

                                    By:    /s/ Richard B. Emmitt
                                           -------------------------
                                           Name: Richard B. Emmitt
                                           Title: General Partner



                                    UPPER LAKE GROWTH CAPITAL LLC
                                    By:


                                    By:   /s/ David W. Stassen
                                          --------------------------
                                          Name: David W. Stassen
                                          Title:  Managing Director



                                    CRANE ISLAND VENTURES LLC
                                    By:


                                    By:   /s/ David W. Stassen
                                          --------------------------
                                          Name: David W. Stassen
                                          Title:  Managing Director


                                    SAM B. HUMPHRIES


                                    /s/ Sam B. Humphries
                                    ---------------------------------

                                    DOUGLAS W. KOHRS


                                    /s/ Douglas W. Kohrs
                                    ---------------------------------

                                   SCHEDULE I


------------------------------------------------- ----------------------------
Investors                                         Shares

Vertical Fund Associates, L.P.                    669 shares of Series A
c/o The Vertical Group                            100,000 shares of Series B
18 Bank Street                                    33,735 shares of Series D
Summit, New Jersey  07901
(facsimile: (908) 273-9434)
------------------------------------------------- ----------------------------
Second Century Growth Deferred                    167 shares of Series A
         Compensation Plan                        25,000 shares of Series B
c/o Piper Jaffray Ventures                        8,434 shares of Series D
222 South Ninth Street
Minneapolis, Minnesota  55402
(facsimile: (612) 342-8514)
------------------------------------------------- ----------------------------
Standby Fund 1998                                 125 shares of Series A
c/o Piper Jaffray Ventures                        25,000 shares of Series B
222 South Ninth Street
Minneapolis, Minnesota  55402
(facsimile: (612) 342-8514)
------------------------------------------------- ----------------------------
AMS Investors                                     250 shares of Series A
c/o Piper Jaffray Ventures                        50,000 shares of Series B
222 South Ninth Street
Minneapolis, Minnesota  55402
(facsimile: (612) 342-8514)
------------------------------------------------- ----------------------------
AMS Investors II                                  126 shares of Series A
c/o Piper Jaffray Ventures                        25,301 shares of Series D
222 South Ninth Street
Minneapolis, Minnesota  55402
(facsimile: (612) 342-8514)
------------------------------------------------- ----------------------------
Warburg, Pincus Equity                            25,410 shares of Series A
       Partners, L.P.                             390,000 shares of Series B
466 Lexington Avenue                              3,370,000 shares of Series C
New York, New York  10017                         118,072 shares of Series D
(facsimile: (212) 878-9361)                       1,163,856 shares of Series E
------------------------------------------------- ----------------------------
Sam B. Humphries                                  40,000 shares of Series B
7913 Wyoming Court
Bloomington, Minnesota 55438
------------------------------------------------- ----------------------------
Douglas W. Kohrs                                  334 shares of Series A
7432 Hyde Park Drive                              50,000 shares of Series B
Edina, Minnesota 55439                            16,867 shares of Series D
------------------------------------------------- ----------------------------
Upper Lake Growth Capital LLC                     615 shares of Series A
10400 Viking Drive, Suite 530                     123,036 shares of Series D
Eden Prairie, Minnesota 55344
------------------------------------------------- ----------------------------
Crane Island Ventures LLC                         53 shares of Series A
10400 Viking Drive, Suite 530                     10,699 shares of Series D
Eden Prairie, Minnesota 55344
------------------------------------------------- ----------------------------